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                                                                      EXHIBIT 21

                     SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT

At December 31, 2000, the Company or one of its wholly-owned subsidiaries had, among others, the following subsidiaries:


   The Arnold Engineering Co.
   (an Illinois corporation)                                100% stock interest

   Avibank Mfg., Inc.
   (a Delaware corporation)                                 100% stock interest

   Cannon-Muskegon Corporation
   (a Michigan corporation)                                 100% stock interest

   Flexmag Industries, Inc.
   (an Ohio corporation)                                    100% stock interest

   Greenville Metals, Inc.
   (a Pennsylvania corporation)                             100% stock interest

   Greer Stop Nut, Inc.
   (a Tennessee corporation)                                100% stock interest

   Hi-Life ULMA Srl
   (an Italian corporation)                                 100% stock interest

   Howell Penncraft, Inc.
   (a Delaware corporation)                                 100% stock interest

   Jade Magnetics Limited
   (a British Virgin Islands joint venture)                  60% stock interest

   Lake Erie Design Co., Inc.
   (an Ohio corporation)                                    100% stock interest

   Magnetic Technologies Corporation
   (a Delaware corporation)                                 100% stock interest

   Mecair Aerospace Industries, Inc.
   (a Canadian corporation)                                 100% stock interest

   Metalac S.A. Industria e Comercio                       99.4% stock interest
   (a Brazilian corporation)                 (99.6 % voting, 99.1% non-voting)



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   Mohawk Europa, Ltd.
   (an Irish corporation)                                   100% stock interest

   National-Arnold Magnetics Company
   (a California partnership)                         100% partnership interest

   NSS Technologies, Inc.
   (a Michigan corporation)                                 100% stock interest

   Non-Ferrous Bolt & Mfg. Co.
   (a Nevada corporation)                                   100% stock interest

   SPS Aerostructures Limited
   (a United Kingdom corporation)                           100% stock interest

   SPS DACAR
   (a French corporation)                                   100% stock interest

   SPS International Investment Company
   (a Delaware corporation)                                 100% stock interest

   S.P.S. International Limited
   (an Irish corporation)                                   100% stock interest

   SPS Technologies Limited
   (a United Kingdom corporation)                           100% stock interest

   SPS Technologies Waterford Company
   (a Michigan corporation)                                 100% stock interest

   SPS/Unbrako K.K.
   (a Japanese corporation)                                 100% stock interest

   Standco Canada, Ltd.
   (a Canadian corporation)                                 100% stock interest

   Swift Levick Magnets, Ltd.
   (a United Kingdom corporation)                           100% stock interest

   Unbrako Mexicana, S.A. de C.V.
   (a Mexican corporation)                                  100% stock interest

   Unbrako Pty. Limited
   (an Australian corporation)                              100% stock interest

The Company files consolidated financial statements which include the above subsidiaries, as well as subsidiaries which have been omitted from the above list; all such omitted subsidiaries considered in the aggregate as a single subsidiary do not constitute a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act, as amended.